UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

BlackRock Monticello Debt Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56720	33-6595754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2025, BLKM IV, LLC (the “Borrower”), an indirect subsidiary of BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust (the “Company”), as borrower, entered into a revolving credit agreement (as it may be amended from time to time, the “Credit Agreement”) with CIBC Bank USA (“CIBC”), as lender and administrative agent, and certain other lenders party thereto. The Credit Agreement provides for revolving loans of up to an initial maximum amount of $100.0 million, which may be increased up to a maximum of $250.0 million at the Borrower’s request subject to the consent of CIBC and the other lenders, in their sole discretion. The maturity date of the Credit Agreement is October 28, 2028, and is subject to two, one year extensions, at the Borrower’s request and subject to the payment of an extension fee and other customary conditions. Advances under the Credit Agreement generally bear interest at a rate per annum equal to the Term Secured Overnight Financing Rate plus 2.0%. In connection with the Credit Agreement, the Borrower will pay an upfront commitment fee of $600,000 and, in the event that the maximum amount of the Credit Agreement is increased, the Borrower will pay an additional commitment fee equal to 0.60% of any such increase. To the extent that total borrowings under the Credit Agreement are less than 60% of the maximum amount available under such Credit Agreement, the Borrower will also pay an unused line fee on a quarterly basis to CIBC as administrative agent on the daily unused amount of the Credit Agreement below such 60% threshold at a rate per annum of 0.25%.

In connection with the Credit Agreement, the Company provided a Guaranty (the “Guaranty”), which may become full recourse to the Company upon the occurrence of certain events as described in the Guaranty.

The Credit Agreement and the Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for an agreement of its type.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Monticello Debt Real Estate Investment Trust

By:	/s/ Robert P. Karnes
Name:	Robert P. Karnes
Title:	President

Dated: November 3, 2025